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                                                                     Exhibit 16


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

June 6, 2002

Dear Sir/Madam:

We have read paragraphs 1-4 of Item 4 included in the Form 8-K dated June 6, 2002 of the Lodgian, Inc. 401(k) Plan to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,


/s/ Arthur Andersen LLP
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ARTHUR ANDERSEN LLP


cc:  Mr. Richard Cartoon
     EVP and Chief Financial Officer
     Lodgian, Inc.